Exhibit 10.12

Agreement on the Assumption of Debt

Between

the Creditor

Proteo, Inc.- 2102 BUSINESS CENTER DRIVE, SUITE 130, IRVINE, CA 92612 , USA

and

the new Debtor

btd biotech development GmbH, Opitzstrasse 12, 40470 Düsseldorf, Germany

FID Esprit AG, Schlyffistrasse 17f, 8806 Bäch (SZ), CH owes to the creditor an amount of US$ 1,803,631.85 under that certain promissory note dating from June 9, 2008, in the original principal amount of US$3,600,000, issued in connection with that certain PREFERRED STOCK PURCHASE AGREEMENT dating from June 9, 2008, as modified by that certain Forbearance Agreement dating from July 6th, 2009.  In place of FID Esprit AG the new debtor hereby assumes without consideration and without any benefits in return the obligations of FID Esprit AG resulting from the abovementioned agreements vis-à-vis the creditor; the creditor consents to this assumption of debt with discharging effect on FID Esprit AG. The GUARANTOR for the debt of the FID Esprit consents to the assumption of debt and expressly acknowledges, agrees and consents to the continuing validity of his guaranty of the unpaid principal amount of the promissory note in favour of the Creditor.

Dated February 11th, 2010.

" new Debtor "
 btd biotech development GmbH

/s/Wolfgang Riemann
Wolfgang Riemann
Geschäftsführer (CEO)

“ Creditor ”

 PROTEO, INC.

/s/Birge Bargmann
Birge Bargmann
President

"GUARANTOR"

/s/Axel J. Kutscher
Axel J. Kutscher
an Individual